EXHIBIT 99.1

Steel Media

Financial Statements

December 31, 2013 and 2012

INDEPENDENT AUDITOR'S REPORT

To Management

Steel Media

Alamo, California

We have audited the accompanying financial statements of Steel Media, an S Corporation (a California corporation), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, stockholder's equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Media as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

ArmaninoLLP
San Francisco, California

March 4, 2014

STEEL MEDIA

Balance Sheets

December 31, 2013 and 2012

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	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$715,371	$659,574
Accounts receivable	1,756,378	760,308
Prepaid expenses and other current assets	6,561	11,131
Total current assets	2,478,310	1,431,013

Property and equipment, net	8,415	57,221

Total assets	$2,486,725	$1,488,234

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
Accounts payable	$-	$3,456
Accrued expenses	998,722	390,559
Deferred revenue	43,116	30,798
Total current liabilities	1,041,838	424,813

Stockholder's equity
Common stock, $0.001 par value; 100,000 shares authorized, issued, and outstanding	100	100
Retained earnings	1,444,787	1,063,321
Total stockholder's equity	1,444,887	1,063,421

Total liabilities and stockholder's equity	$2,486,725	$1,488,234

The accompanying notes are an integral part of these financial statements.

STEEL MEDIA

Statements of Operations

For the Years Ended December 31, 2013 and 2012

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	2013	2012

Revenues	$7,936,511	$5,654,598
Cost of revenues	1,743,391	1,154,392
Gross profit	6,193,120	4,500,206

Operating expenses
General and administrative	3,086,282	2,997,102
Sales and marketing	2,728,364	1,830,323
Total operating expenses	5,814,646	4,827,425

Income (loss) from operations	378,474	(327,219)

Other income, net	13,424	44,720

Income (loss) before income taxes	391,898	(282,499)

Provision for income taxes	1,713	800

Net income (loss)	$390,185	$(283,299)

The accompanying notes are an integral part of these financial statements.

STEEL MEDIA

Statements of Stockholder's Equity

For the Years Ended December 31, 2013 and 2012

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				Total
	Common Stock		Retained	Stockholder's
	Shares	Amount	Earnings	Equity

Balances at December 31, 2011	100,000	$100	$1,357,329	$1,357,429

Net loss	-	-	(283,299)	(283,299)

Distributions to stockholder	-	-	(10,709)	(10,709)

Balances at December 31, 2012	100,000	100	1,063,321	1,063,421

Net income	-	-	390,185	390,185

Distributions to stockholder	-	-	(8,719)	(8,719)

Balances at December 31, 2013	100,000	$100	$1,444,787	$1,444,887

The accompanying notes are an integral part of these financial statements.

STEEL MEDIA

Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

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	2013	2012
Cash flows from operating activities
Net income (loss)	$390,185	$(283,299)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,224	15,350
Loss on sale of property and equipment	15,220	-
Changes in operating assets and liabilities
Accounts receivable	(996,070)	491,626
Prepaid expenses and other current assets	4,570	(11,131)
Accounts payable	(3,456)	(4,342)
Accrued expenses	608,163	(228,298)
Deferred revenue	12,318	25,131
Net cash provided by operating activities	34,154	5,037

Cash flows from investing activities
Purchase of property and equipment	(9,176)	(2,034)
Proceeds from sale of property and equipment	39,538	-
Net cash provided by (used in) operating activities	30,362	(2,034)

Cash flows from financing activities
Distributions made to stockholder	(8,719)	(10,709)

Net increase (decrease) in cash and cash equivalents	55,797	(7,706)
Cash and cash equivalents at beginning of period	659,574	667,280
Cash and cash equivalents at end of period	$715,371	$659,574

Supplemental disclosures of cash flow information
Cash paid during the year for income taxes	$1,713	$800

The accompanying notes are an integral part of these financial statements.

STEEL MEDIA

Notes to Financial Statements

December 31, 2013 and 2012

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1.  Organization and Summary of Significant Accounting Policies

Organization and description of the business

Steel Media (the "Company"), a California S corporation headquartered in New York, New York, provides Online Display, Mobile, Online Video and Email ad inventory to both brands and ad agencies. Clients can orchestrate targeted and integrated digital campaigns. The Company also offers a database marketing capability that provides clients the ability to target certain populations via email. The Company works to optimize online display and video campaigns, providing brands and ad agencies the power to deploy, manage, and measure all digital advertising campaigns in one place.

Use of estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments with original or remaining maturities of 90 days or less at the date of purchase to be cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance for doubtful accounts based on historical write-off experience and probability of collection, which is reviewed on a monthly basis. There was no allowance for doubtful accounts as of December 31, 2013 or December 31, 2012.

Property and equipment

Property and equipment are stated at cost net of accumulated depreciation. Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the assets, typically three years. Improvements are capitalized while repairs and maintenance are charged to expense in the period incurred. Gains and losses realized on the disposal or retirement of property and equipment are recognized or charged to other income (expense).

STEEL MEDIA

Notes to Financial Statements

December 31, 2013 and 2012

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1.  Organization and Summary of Significant Accounting Policies (continued)

Revenue recognition

The Company recognizes revenue by providing online display, mobile, online video and email advertising to advertising agencies and to brands directly. Clients contract with the Company by way of an Insertion Order ("I.O.") which stipulates the type of advertising, quantity, flight dates, and ad sizes. Once an I.O. is signed by the client, the Company then secures the advertising space and prepares the ads (also called "tags"). Next, the Company works with third party ad servers and reporting platforms to set up reporting and billing information, test creative tags, launch the campaign and monitor campaign delivery and performance.

The Company recognizes revenue when all of the following criteria are met:

•

Persuasive evidence of an arrangement exists

•

Delivery or performance has occurred

•

The fee is fixed or determinable; and

•

Collectability is reasonably assured

Revenue is generated under sales agreements with multiple elements in conjunction with the following platforms: 1) Online Display, 2) Email, 3) Video, and 4) Mobile. The Company also offers creative services to assist customers in building and managing apps and websites. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered items have standalone value and delivery of the undelivered element is probable and within the Company's control. The Company has determined that services do not have standalone value and are, therefore, treated as one unit of accounting. The Company recognizes revenues over the campaign period.

Gross versus net revenue recognition

In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance for principal-agent considerations and the Company places the most weight on whether or not the Company is the primary obligor in the arrangement.

The Company is considered the primary obligor to its clients. It separately negotiates each sales or unit pricing contract, assumes the credit risk for amounts invoiced to its customers, and has discretion in the advertiser selection. Therefore, it recognizes revenue on a gross basis.

STEEL MEDIA

Notes to Financial Statements

December 31, 2013 and 2012

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1.  Organization and Summary of Significant Accounting Policies (continued)

Deferred revenue

Deferred revenue arises when customers pay for services in advance of revenue recognition. The Company's deferred revenue generally results from services not yet rendered.

Software development costs

The Company has not capitalized any software development costs to date as the period between achieving technological feasibility and the general availability of the related products has been short and software development costs qualifying for capitalization have not been material. All software development costs are recognized as a component of operating expenses.

Research and development

Research and development expenses are expensed as incurred.

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the financial statements do not include a provision for federal income taxes. Instead, the earnings and losses are included in the stockholder's personal income tax returns and are taxed based on the stockholder's personal tax situation. The Company is, however, subject to certain minimum state franchise tax fees and a minimum California state franchise tax of $800.

2.  Property and Equipment

Property and equipment consist of the following as of December 31, 2013 and 2012:

	2013	2012
Computer equipment	$14,170	$4,994
Automobile	-	68,990
	14,170	73,984
Less: accumulated depreciation	(5,755)	(16,763)
	$8,415	$57,221

Depreciation expense totaled $3,224 and $15,350 for 2013 and 2012, respectively.

In November 2013, the Company sold an automobile with a net book value of $54,758 for $39,538, resulting in a loss of $15,220.

STEEL MEDIA

Notes to Financial Statements

December 31, 2013 and 2012

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3.  Accrued Expenses

Accrued expenses as of December 31, 2013 and 2012 consisted of the following:

	2013	2012
Accrued expenses	$647,868	$223,624
Accrued commissions	79,714	20,685
Accrued bonuses	271,140	146,250
Total accrued expenses	$998,722	$390,559

4.  Related Party Transactions

Over the course of 2013 and 2012, the Company dispensed funds to the stockholder's relatives totaling $61,100 and $1,000, respectively, for various consulting services.

5.  Commitments and Contingencies

Lease commitments

The Company leases its New York office space under an annual agreement that expires in October 2014. Leases at all other locations are short-term with less than one-year terms.

Scheduled minimum rental payments for the remaining lease terms are as follows:

Year Ending December 31,
2014	$58,500

Rent expense, which includes the Alamo property, amounted to $74,190 and $50,251 during 2013 and 2012, respectively.

Legal proceedings

The Company is subject to certain routine legal proceedings, as well as demands, and claims that arise in the normal course of its business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type, will not materially affect its financial position, results of operations or liquidity.

6.  Subsequent Events

The Company has evaluated subsequent events through March 4, 2014, the date which the financial statements were available to be issued.